Exhibit 8.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITY OF

CANGO INC. AS OF DECEMBER 31, 2024

Subsidiaries	Jurisdiction of Incorporation
Cango Group Limited	Hong Kong
Express Group Development Limited 捷联发展有限公司	Hong Kong
Can Gu Long (Shanghai) Information Technology Consultation Service Co., Ltd.* 灿谷隆（上海）信息科技咨询服务有限公司	PRC
StoneBridge Investments Holdings Limited	British Virgin Islands
GreenVolt Innovations Limited	British Virgin Islands
GreenVolt Innovations LLC	the United States
Crystal Peak Investments Limited	Mauritius
NEW ENERGY INNOVATION PTE LTD	Singapore

Consolidated Variable Interest Entity (“VIE”)
Shanghai Cango Investment and Management Consulting Service Co., Ltd.* 上海灿谷投资管理咨询服务有限公司	PRC
Shanghai Yungu Haoche Electronic Technology Co., Ltd.* 上海鋆谷好车电子科技有限公司	PRC

Subsidiaries of the Consolidated VIEs
Cango Financing Guarantee Co., Ltd.* 灿谷融资担保有限公司	PRC
Shanghai Wangjin Financial Information Service Co., Ltd.* 上海网金金融信息服务有限公司	PRC
Shanghai Cango Electronic Technology Co., Ltd.* 上海灿谷电子科技有限公司	PRC
Shanghai Wangtian Investment Co., Ltd.* 上海网天投资有限公司	PRC
Shanghai Chejia Financing Lease Co., Ltd.* 上海有车有家融资租赁有限公司	PRC
Nantong Cango Automotive Information Consulting Service Co., Ltd.* 南通灿谷汽车信息咨询服务有限公司	PRC
Shanghai Cango Advertising Media Co., Ltd.* 上海灿谷广告传媒有限公司	PRC
Shanghai Quanpin Automobile Sales and Service Co., Ltd.* 上海全品汽车销售服务有限公司	PRC
Shanghai Chejia Financing Lease Co., Ltd. Dongguan Branch* 上海有车有家融资租赁有限公司东莞分公司	PRC
Fushun Insurance Broker Co., Ltd.* 福顺保险经纪有限公司	PRC
Fushun Insurance Broker Co., Ltd. Hunan Branch* 福顺保险经纪有限公司湖南分公司	PRC
Fushun Insurance Broker Co., Ltd. Gansu Branch* 福顺保险经纪有限公司甘肃分公司	PRC
Fushun Insurance Broker Co., Ltd. Qingdao Branch* 福顺保险经纪有限公司青岛分公司	PRC
Shanghai Cango Network Technology Co., Ltd.*上海灿谷网络科技有限公司	PRC
Shanghai Cango Internet Technology Co., Ltd., Yingtan Branch *上海灿谷网络科技有限公司鹰潭分公司	PRC
Shanghai Zhengqi Data Technology Co., Ltd.* 上海征祈数据科技有限公司	PRC
Tianjin Zhengqi Data Technology Co., Ltd.* 天津征启数据科技有限公司	PRC
SINGAPORE ZHENGQI NEW ENERGY HOLDING PTE LTD	Singapore

*	The English name of this subsidiary, consolidated VIE or subsidiary of a consolidated VIE, as applicable, has been translated from its Chinese name.